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                                                                   EXHIBIT 23.10


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this registration statement of USA Waste Services, Inc. on Form S-3 (Amendment #1) of our report dated September 19, 1996, on our audits of the combined balance sheet of Grand Central Sanitation, Inc. and Related Companies as of December 31, 1995, and the related combined statements of income, stockholders' equity and cash flows for the year then ended, which is included in USA Waste Services, Inc.'s Current Report on Form 8-K/A dated November 15, 1996.


                                        BUCKNO LISICKY & COMPANY



Allentown, Pennsylvania
January 10, 1997